EXHIBIT 1 TO SCHEDULE 13D AMENDMENT



                             KEELEY INVESTMENT CORP.

                        Executive Officers and Directors

    John L. Keeley, Jr. . . . .   President and Director

    Mark Zahorik  . . . . . . .   Vice President

    Barbara G. Keeley . . . . .   Secretary and Director



                         JOHN L. KEELEY, JR. FOUNDATION

                        Executive Officers and Directors




    John L. Keeley, Jr. . . . . .   President, Treasurer
                                    and Director

    Kevin M. Keeley . . . . . . .   Director

    Barbara G. Keeley . . . . . .   Secretary and Director